Exhibit 10.26

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (“Assignment”) is made as of the 12th day of January, 2021, by Industrial Property Advisors LLC (“Assignor”) in favor of Virginian Investments, LLC (the “Assignee”).  This Assignment shall be effective as of December 22, 2020 (the “Effective Date”).

Assignor is the sole member of Industrial Property Advisors Sub I LLC (“Advisor Sub I”).  Assignor desires to transfer its entire membership interest (the “Assigned Interest”) in Advisor Sub I to Assignee in accordance with the terms of this Assignment.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby contributes, sets over, transfers, conveys and assigns to Assignee Assignor’s right, title, and interest in and to the Assigned Interest, including Assignor’s interest in the profits, losses, distributions, and capital of Advisor Sub I, effective as of the Effective Date.

Assignor warrants that Assignor has good and merchantable title to the Assigned Interest, free of liens, claims, charges, and encumbrances, and agrees to defend title to the Assigned Interest from and against all persons and entities.

This Assignment may be executed by facsimile signature and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Assignment of Membership Interest as of the date first stated above.

ASSIGNOR:

Industrial Property Advisors LLC

By: Industrial Property Advisors Group LLC, its sole member

By: /s/ JAMES R. MULVIHILL

Name: James R. Mulvihill

Title: Manager

ASSIGNEE:

Virginian Investments, LLC

By: /s/ EVAN H. ZUCKER

Name: Evan H. Zucker

Title: Manager